PLAN OF MERGER

                               OF

                   MUTUAL SAVINGS BANK, F.S.B.

                          WITH AND INTO

            AMERICAN NATIONAL BANK AND TRUST COMPANY


       This PLAN OF MERGER (this "Plan of Merger") is made and entered into as of September 26, 1995, by and between MUTUAL SAVINGS BANK, F.S.B., a federally chartered stock savings bank organized and existing under the laws of the United States, with its main office located in Danville, Virginia ("Mutual"), and AMERICAN NATIONAL BANK AND TRUST COMPANY, a national banking association organized and existing under the laws of the United States, with its main office located in Danville, Virginia ("American National").

        American National is a wholly-owned subsidiary of American National Bankshares Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia, with its principal office located in Danville, Virginia ("ANB"). Concurrently with the execution and delivery of this Plan of Merger, Mutual and ANB are entering into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which Mutual would merge with and into American National. The Boards of Directors of Mutual and American National are of the opinion that the best interests of their respective institutions would be served if Mutual is merged with and into American National on the terms and conditions provided in this Plan of Merger.

       NOW, THEREFORE, in consideration of the covenants and agreements contained herein, Mutual and American National hereby make, adopt, and approve this Plan of Merger in order to set forth the terms and conditions for the merger of Mutual with and into American National.

                           ARTICLE ONE
                           DEFINITIONS

       Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "Agreement" shall mean the Agreement and Plan of Reorganization, dated as of September 26, 1995, by and between Mutual and ANB.

           "American  National  Common  Stock"  shall  mean   the
   $10.00 par value common stock of American National.

          "ANB Common Stock" shall mean the $1.00 par value common stock of ANB.

          "ANB Companies" shall mean, collectively, ANB and all ANB Subsidiaries.

          "ANB Subsidiaries" shall mean the subsidiaries of ANB which shall include the ANB Subsidiaries described in Section
   6.4 of the Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of ANB in the future and owned by ANB at the Effective Time.

          "Effective  Time"  shall mean  the  date  and  time  at
   which  the Merger becomes effective as defined in Section  5.3 of this Plan of Merger.

          "Exchange  Agent"  shall have the meaning  provided  in
   Section 4.1 of this Plan of Merger.

          "Exchange  Ratio"  shall have the meaning  provided  in
   Section 2.2(b) of this Plan of Merger.

           "Internal  Revenue  Code"  shall  mean  the   Internal
Revenue Code of 1986, as amended.

          "Merger" shall refer to the merger of Mutual with and into American National as provided in Section 2.1 of this Plan of Merger.

          "Mutual Common Stock" shall mean the $1.00 par value common stock of Mutual.

          "Mutual Companies" shall mean, collectively, Mutual and all Mutual Subsidiaries.

          "Mutual Subsidiaries" shall mean the subsidiaries of ANB which shall include the ANB Subsidiaries described in
   Section 5.4 of the Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of ANB in the future and owned by ANB at the Effective Time.

          "OCC" shall mean the Office of the Comptroller of the Currency.

          "Resulting Association" shall mean American National upon and after the Effective Time.

                           ARTICLE TWO
                         TERMS OF MERGER

       2.1Merger. Subject to the terms and conditions set forth in this Plan of Merger, at the Effective Time, Mutual shall be merged with and into American National under the Articles of Association and Bylaws of American National pursuant to the provisions of and with the effect provided in 12 U.S.C. Sections 215c, 1815(d), and 1828(c). American National shall be the Resulting Association and receiving association resulting from the Merger and shall continue to conduct its business under the name "American National Bank and Trust Company." The Merger shall be consummated pursuant to the terms of this Plan of Merger, which has been approved and adopted by the respective Boards of Directors of Mutual and American National.

        2.2Method of Converting Shares. Subject to the provisions of this Article Two, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations or associations shall be converted as follows:

           (a)Each  share  of  American  National  Common   Stock
issued and outstanding at the Effective Time shall remain issued and outstanding from and after the Effective Time.

           (b)Each share of Mutual Common Stock (excluding shares held by any Mutual Company or by any ANB Company, which shares shall be canceled as provided in Section 2.4 of this Plan of Merger, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for .705 of a share of ANB Common Stock (the "Exchange Ratio").

       2.3 Anti-Dilution Provisions. In the event Mutual or ANB changes the number of shares of Mutual Common Stock or ANB Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

       2.4 Shares Held by Mutual or ANB. Each of the shares of Mutual Common Stock held by any Mutual Company or by any ANB Company, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

       2.5 Dissenting Shareholders. Any holder of shares of Mutual Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by 12 C.F.R.
 552.14 shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of 12 C.F.R. 552.14 and surrendered to the Resulting Association the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Mutual fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, ANB shall issue and deliver the consideration to which such holder of shares of Mutual Common Stock is entitled under this Article Two (without interest) upon surrender by such holder of the certificate or certificates representing shares of Mutual Common Stock held by such holder. Mutual will establish an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Resulting Association.

        2.6 Fractional Shares. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Mutual Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of ANB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of ANB Common Stock multiplied by $30.50.

      2.7Conversion of Stock Options.

          (a)At  the  Effective Time, each option or other  right
to purchase shares of Mutual Common Stock pursuant to stock options or stock appreciation rights ("Mutual Options") granted by Mutual under the Mutual Stock Plans (as defined in the
Agreement) which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to ANB Common Stock, and ANB shall assume each Mutual Option, in accordance with the terms of the Mutual Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) the Board of Directors of Mutual Mortgage Company shall be substituted for Mutual and the Committee of Mutual's Board of Directors (including, if applicable, the entire Board of Directors of Mutual) administering such Mutual Stock Plan, (ii) each Mutual Option assumed by ANB may be exercised solely for shares of ANB Common Stock (or cash in the case of stock appreciation rights),
(iii) the number of shares of ANB Common Stock subject to such Mutual Option shall be equal to the number of shares of Mutual Common Stock subject to such Mutual Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Mutual Option shall be adjusted by dividing the per share exercise price under each such Mutual Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, ANB shall not be obligated to issue any fraction of a share of ANB Common Stock upon exercise of Mutual Options and any fraction of a share of ANB Common Stock that otherwise would be subject to a converted Mutual Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of ANB Common Stock and the per share exercise price of such option. The market value of one share of ANB Common Stock shall be the average of the closing bid and asked prices of such common stock as quoted on the Nasdaq System or, if not reported thereby, any other authoritative source selected by
ANB)  on  the  last  trading day preceding the  exercise  of  the
option.   In addition, notwithstanding the provisions of  clauses
(iii) and (iv) of the first sentence of this Section 2.7, each Mutual Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

          (b)All restrictions or limitations on transfer with respect to Mutual Common Stock awarded under the Mutual Stock Plans or any other plan, program, or arrangement of any Mutual Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of ANB Common Stock into which such restricted stock is converted pursuant to Section
2.2 of this Plan of Merger.


                          ARTICLE THREE
                        EFFECT OF MERGER

        3.1Business  of  the  Resulting  Association.   From  and
after the Effective Time, the business of the Resulting Association shall continue to be that of a national banking association. The Resulting Association's business shall be conducted from its main office located in Danville, Virginia and at its legally established branches, which shall also include the main office and all branches, the addresses of which are listed in Exhibit A to this Plan of Merger, whether in operation or approved but unopened, of Mutual at the Effective Time.

       3.2Assumption of Rights. At the Effective Time, the separate existence and corporate organization of Mutual shall be merged into and continued in the Resulting Association. All rights, franchises, and interests of both Mutual and American National in and to every type of property (real, personal, and mixed), and all choses in action of both Mutual and American National shall be transferred to and vested in the Resulting
Association without any deed or other transfer. The Resulting Association, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either Mutual or American National at the Effective Time.

        3.3Assumption of Liabilities. All liabilities and obligations of both of Mutual and of American National of every kind and description (including without limitation the liquidation account established by Mutual in connection with its conversion to the stock form of organization, as in existence at the Effective Time) shall be assumed by the Resulting Association by virtue of the Merger, and the Resulting Association shall be bound thereby in the same manner and to the same extent that either of Mutual or American National was so bound at the Effective Time.

       3.4Savings Accounts and Deposits. All savings accounts and deposits of Mutual and American National shall be and continue to be savings accounts and deposits of the Resulting Association, without change in their respective terms, maturity, minimum required balances, or withdrawal value. As of the Effective Time, each savings account or deposit of Mutual or American National shall be considered for dividend or interest purposes as a savings account or deposit of the Resulting Association from the time said savings account or deposit was opened in Mutual and American National and at all times thereafter until such account or deposit ceases to be a savings account or deposit of the Resulting Association until otherwise amended or repealed.

       3.5Articles of Association and Bylaws. The Articles of Association and Bylaws of American National, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Articles of Association and Bylaws of the Resulting Association.

       3.6Officers, Employees, and Directors. The officers and employees of the Resulting Association immediately following the Effective Time shall include the officers and employees of American National, together with such additional persons as may thereafter be elected. The Board of Directors of the Resulting Association immediately following the Effective Time shall include the directors of American National, together with such additional persons as may thereafter be elected.

        3.7Capital Stock of the Resulting Association. The capital stock of the Resulting Association upon completion of the Merger shall be $3.0 million, consisting of 300,000 issued and outstanding shares of common stock of a par value of $10.00 per share. In addition, the Resulting Association shall have a surplus of approximately $8,380,352 and undivided profits, including capital reserves, of approximately $35,548,014 adjusted, however, for, among other adjustments, earnings and expenses between June 30, 1995 and the Effective Time. The capital structures of Mutual and American National are set forth in Exhibit B to this Plan of Merger.


                          ARTICLE FOUR
                       EXCHANGE OF SHARES

        4.1 Exchange Procedures. Promptly after the Effective Time, ANB shall cause the exchange agent selected by it (the "Exchange Agent") to mail to the former shareholders of Mutual appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Mutual Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Mutual Common Stock (other than shares to be canceled pursuant to Section 2.4 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 2.2 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 2.6 of this Plan of Merger, each holder of shares of Mutual Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of ANB Common Stock to which such holder may be otherwise entitled (without interest). ANB shall not be obligated to deliver the consideration to which any former holder of Mutual Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Mutual Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Mutual Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of the Agreement notwithstanding, neither ANB, the Resulting Association, nor the Exchange Agent shall be liable to a holder of Mutual Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

       4.2 Rights of Former Mutual Shareholders. At the Effective Time, the stock transfer books of Mutual shall be closed as to holders of Mutual Common Stock immediately prior to the Effective Time, and no transfer of Mutual Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Mutual Common Stock (other than shares to be canceled pursuant to Section 2.4 of this Plan of Merger or as to which the holder thereof has perfected dissenters' rights of appraisal as contemplated by Section 2.5 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 2.2 and 2.6 of this Plan of Merger in exchange therefor. To the extent permitted by Law, former shareholders of record of Mutual shall be entitled to vote after the Effective Time at any meeting of ANB shareholders the number of whole shares of ANB Common Stock into which their respective shares of Mutual Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Mutual Common Stock for certificates representing ANB Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by ANB on the ANB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of ANB Common Stock issuable pursuant to the Agreement, but no dividend or other distribution payable to the holders of record of ANB Common Stock as of any time subsequent to the
Effective Time shall be delivered to the holder of any certificate representing shares of Mutual Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such Mutual Common Stock certificate, both the ANB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                          ARTICLE FIVE
                          EFFECTIVENESS

       5.1Conditions Precedent. Consummation of the Merger is conditioned upon the approval of the Merger by the shareholders of Mutual and by the sole shareholder of American National as to the extent provided by law, and the receipt of the requisite regulatory approvals as set forth in the Agreement. The Merger shall not be consummated unless and until notification is given to the OTS pursuant to 12 C.F.R. section 563.22(b). Additionally, consummation of the Merger is conditioned on the fulfillment of the conditions precedent set forth in Article Nine of the Agreement or the waiver of such conditions as provided in
Section 11.6 of the Agreement.

       5.2Termination.   This Plan of Merger  may  be  terminated
at any time prior to the Effective Time by the parties hereto after termination of the Agreement in accordance with the provisions of Section 10.1 thereof.

         5.3 Effective Time. The Merger and other transactions contemplated by the Agreement shall become effective on the date and at the time of issuance of the Certificate of Merger by the OCC or on such other date and at such other time as the OCC declares the Merger effective (the "Effective Time").


                           ARTICLE SIX
                          MISCELLANEOUS

       6.1Amendment. To the extent permitted by law, this Plan of Merger may be amended by a subsequent written instrument upon the approval of the Boards of Directors of each of the parties hereto and upon execution of such instrument by the duly authorized officers of each and by a majority of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Mutual Common Stock, there shall be made no amendment decreasing the consideration to be received by Mutual shareholders without the further approval of such shareholders, and provided further, that no amendment to this Plan of Merger shall modify the requirements of regulatory approval required for the transactions contemplated by this Plan of Merger.

       6.2Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that the federal laws of the United States of America apply to consummation of the Merger.

       6.3Headings.   The  headings in this Plan  of  Merger  are
for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

       6.4Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, each of Mutual and American National has caused this Plan of Merger to be executed on its behalf by its officers thereunto duly authorized and by a majority of its Board of Directors, all as of the day and year first above written.

ATTEST:              MUTUAL SAVINGS BANK, F.S.B.

By:  /s/ Barbara N. Hobgood             By:/s/ H. Dan Davis
         Barbara N. Hobgood                    H. Dan Davis
         Corporate Secretary                   President and Chief Executive
                                               Officer

[SAVINGS BANK SEAL]

                    A Majority of the Entire
        Board of Directors of Mutual Savings Bank, F.S.B.


   E. Ballou Bagby               F. Neal Howard, Jr.


   W.G. Barker, Jr.              T. David Luther


   Phillip R. Blackmon           Russell Perkins


   Roy L. Connor                 L. Samuel Saunders


   H. Dan Davis


ATTEST:                AMERICAN NATIONAL BANK
                         AND TRUST COMPANY


By:  /s/ David Hyler             By:    /s/ Charles H. Majors
         David Hyler                        Charles H. Majors
         Secretary                          President and Chief Executive
                                            Officer

[ASSOCIATION SEAL]


                    A Majority of the Entire
          Board of Directors of American National Bank
                        and Trust Company


   Richard G. Barkhouser         Charles H. Majors


   B. Carrington Bidgood         James A. Motley


   Fred A. Blair                 Claude B. Owen, Jr.


   Ben J. Davenport, Jr.         Landon R. Wyatt, Jr.


   Lester A. Hudson, Jr.         Fred B. Leggett, Jr.


   E. Budge Kent, Jr.

                            EXHIBIT A


Main Office:
628 Main Street
Danville, Virginia  24541

Branches:

Nor-Dan Office
239 Nor-Dan Drive
Danville, Virginia  24540

Riverside Office
1081 Riverside Drive
Danville, Virginia  24540

South Main Office
1013 South Main Street
Danville, Virginia  24541

West Main Office
2016 West Main Street
Danville, Virginia  24541

South Boston Road Office
1407 South Boston Road
Danville, Virginia  24540

Gretna Office
109 Main Street
Gretna, Virginia  24557

103 Tower Drive
Danville,Virginia, 24543

625 Virginia Avenue
Collinsville, Virginia, 24078

539 Arnett Boulevard
Danville, Virginia, 24540

600 West Main Street
Danville, Virginia, 24541

                            EXHIBIT B

                  Capital Structures of Mutual
                               and
                        American National
                      (as of June 30, 1995)

                     Mutual                        American National

Equity Securities    7,500,000 shares common       300,000 shares common
   Authorized          $1.00 par value               $10.00 par value
                     2,500,000 shares preferred
                       $1.00 par value

Outstanding Equity   1,154,100 shares common       300,000 shares common
Securities             $1.00 par value               $10.00 par value

Capital              $1.154 million                $3.000 million

Surplus              $4.226 million                $3.000 million

Unrealized Gain      $(15) thousand                $89 thousand
(Loss) on Investment
Securities and
Investment
Securities Held for
Sale

Undivided Profits    $9.283 million                $26.191 million

Total Stockholders'
   Equity            $14.648 million               $32.280 million









                        SUPPORT AGREEMENT


       THIS SUPPORT AGREEMENT (this "Agreement") is made and entered into as of the 26th day of September, 1995, by and between the undersigned, _________________________, a resident of Danville, Virginia, and American National Bankshares Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia ("ANB").

       On even date herewith, ANB and Mutual Savings Bank, F.S.B., a federal stock savings bank organized and existing under the laws of the United States ("Mutual"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Mutual with American National Bank and Trust Company, a wholly owned subsidiary of ANB (the "Merger"), and the conversion of the issued and outstanding shares of the $1.00 par value common stock of Mutual ("Mutual Common Stock") into shares of the $1.00 par value common stock of ANB. The Merger Agreement is subject to the affirmative vote of the shareholders of Mutual and ANB, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

       The undersigned is a member of the Board of Directors of Mutual and is the owner of _________ shares of Mutual common stock and has rights by option or otherwise to acquire _________ additional shares of Mutual common stock (collectively, the "Shares"). In order to induce ANB to enter into the Merger Agreement, the undersigned is entering into this Agreement with ANB to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in the undersigned's capacity as a shareholder of Mutual with respect to the Shares until consummation of the Merger.

       NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

       1. Without the prior written consent of ANB, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to ANB pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

       2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of shareholders of Mutual called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to ANB upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

       3. Except as otherwise provided in this Agreement, at any meeting of shareholders of Mutual or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) (i) against any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by Mutual or (ii) any amendment of Mutual's Charter or Bylaws or other proposal or transaction involving Mutual or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

       4. The undersigned acknowledges and agrees that ANB could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that ANB in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

       5. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) September 30, 1996 or such date to which the Merger Agreement is extended or (ii) the date on which the Merger Agreement is terminated.

       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the Undersigned,
signed in the presence of:

_______________________________  _______________________________________
                                 Name:  __________________________
                                        (Please print or type)



ATTEST:                              AMERICAN NATIONAL BANKSHARES INC.



By:___________________________       By:____________________________________
   David Hyler                          Charles H. Majors
   Corporate Secretary                  President and Chief Executive Officer

[CORPORATE SEAL]]





                       AFFILIATE AGREEMENT

American National Bankshares Inc.
628 Main Street
Danville, Virginia  24541

Gentlemen:

    The undersigned is a stockholder of Mutual Savings Bank, F.S.B. ("Mutual"), a federally chartered stock savings bank organized and existing under the laws of the United States, and will become a stockholder of American National Bankshares Inc. ("ANB") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of September 26, 1995 (the "Agreement"), by and between Mutual and ANB. Under the terms of the Agreement, Mutual will be merged into and with American National Bank and Trust Company ("American National"), a national banking association and a wholly owned subsidiary of ANB (the "Merger"), and the shares of the $1.00 par value common stock of Mutual ("Mutual Common Stock") will be converted into and exchanged for shares of the common stock of ANB ("ANB Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and ANB regarding certain rights and obligations of the undersigned in connection with the shares of ANB to be received by the undersigned as a result of the Merger.

    In consideration of the Merger and the mutual covenants contained herein, the undersigned and ANB hereby agree as follows:

    1. Affiliate Status. The undersigned understands and agrees that as to Mutual the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the meeting of the shareholders of Mutual to be held to consider approval of the Merger and at the effective time of the Merger.

    2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of ANB Common Stock into which the undersigned's shares of Mutual Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of ANB and Mutual. ANB agrees that it will publish such results within 45 days after the end of the first fiscal quarter of ANB containing the required period of post-Merger combined operations and that
it   will   notify   the  undersigned  promptly  following   such
publication.

    3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

        (a)During the 30 days immediately preceding the effective time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of the undersigned's interests in, or reduced the undersigned's risk relative to, any of the shares of ANB Common Stock or Mutual Common Stock beneficially owned by the undersigned as of the date of the meeting of the shareholders of Mutual held to approve the Merger.

       (b)The ANB Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own or such undersigned's spouse's account or an account for which the undersigned or the undersigned's spouse serve as a fiduciary and not for others, directly or indirectly, in whole or in part.

         (c)ANB has informed the undersigned that any distribution by the undersigned of ANB Common Stock has not been registered under the 1933 Act and that shares of ANB Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that ANB is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of ANB Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

       (d)The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to, have all shares of Mutual Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective time of the Merger and not in the name of any bank, broker-dealer, nominee, or clearinghouse.

    4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of ANB Common Stock received by the undersigned pursuant to the Merger will be given to ANB's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

   "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a 'pooling of interests' and may not be sold, nor may the owner thereof reduce the owner's risks relative thereto in any way, until such time as American National Bankshares Inc. ('ANB') has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless
   (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of ANB) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of ANB) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for ANB that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing ANB securities issued subsequent to the original issuance of the ANB Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the ANB Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, ANB shall cause the certificates representing the shares of ANB Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the ANB Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), ANB, upon the request of the undersigned, will cause the certificates representing the shares of ANB Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by ANB of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of ANB Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for Mutual.

    6. Filing of Reports by ANB. ANB agrees, for a period of three years after the effective time of the Merger, to file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of ANB Common Stock issued to the undersigned pursuant to the Merger.

    7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of ANB Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for ANB Common Stock together with such additional information as the transfer agent may reasonably request. If ANB's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), ANB shall cause such counsel to provide such opinions as may be necessary to ANB's transfer agent so that the undersigned may complete the proposed sale or transfer.

    8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Mutual and ANB that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of
(i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of ANB or becomes a director or officer of ANB upon consummation of the Merger, among other things, any sale of ANB Common Stock by the undersigned within a period of less than six months following the effective time of the Mergers may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

    9. Miscellaneous. This Affiliate Agreement is the complete agreement between ANB and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the Commonwealth of Virginia.

    This Affiliate Agreement is executed as of the ___ day of _______, 1995.

                              Very truly yours,

                              ___________________________
                              Signature

                              ___________________________
                              Print Name
                              ___________________________
                              ___________________________
                              ___________________________
                              Address

                              [add  below the signatures  of  all
                              registered owners
                              of shares deemed beneficially owned
                              by the affiliate]

                              ___________________________
                              Name:

                              ___________________________
                              Name:

                              ___________________________
                              Name:

AGREED TO AND ACCEPTED as of
_______________, 1995

AMERICAN NATIONAL BANKSHARES INC.


By:_________________________




                    EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this ___ day of _______, 199__, by and among H. Dan Davis, a resident of the Commonwealth of Virginia ("Davis"); American National Bankshares Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia ("ANB"); and American National Bank and Trust Company, a national banking association organized and existing under the laws of the United States and a wholly owned subsidiary of ANB ("American National").


                         BACKGROUND

      Davis formerly served as President and Chief Executive Officer of Mutual Savings Bank, F.S.B., a federally chartered stock savings bank organized and existing under the laws of the United States ("Mutual"). On even date herewith, ANB is consummating the acquisition of Mutual by means of the merger of Mutual into and with American National.

      ANB and American National have determined that the services of Davis will be of great value and benefit to ANB and American National, and accordingly, desires to enter into an agreement with Davis in order to secure such services. Davis is willing to serve ANB and American National in accordance with the terms and conditions set forth herein.

       NOW,   THEREFORE,  in  consideration  of  the  mutual
covenants and agreements contained herein, Davis, ANB, and American National hereby agree as follows:


                         SECTION ONE
                         DEFINITIONS

      As used herein, the terms set forth below shall have the following meanings:

           (a)   "Consulting Salary" shall mean the  monthly
salary  to  be  received  by Davis as  a  senior  consultant
pursuant   to  the  provisions  of  Section  Five  of   this
Agreement.

          (b) "Consulting Term" shall mean the Term of this Agreement during which Davis serves as a senior consultant pursuant to Section Five of this Agreement.

           (c) "Effective Date" shall mean the date and the time of issuance of the Certificate of Merger by the Office of the Comptroller of the Currency ("OCC") or on such other date and at such other time as the OCC declares the Merger effective.

          (d) "Initial Term" shall mean the initial two (2) year term of this Agreement as provided in Section Three of this Agreement unless earlier terminated in accordance with Sections Five or Eight of this Agreement.

          (e) "Merger" shall mean the merger of Mutual with and into American National.

           (f) "Mutual Mortgage" shall mean Mutual Mortgage Company, a corporation to be organized as a wholly owned subsidiary of ANB or American National in accordance with the terms of the Agreement and Plan of Reorganization, dated as of September 26, 1995, by and between ANB and Mutual.

            (g) "Salary" shall mean the direct cash compensation to be paid to Davis during the Initial Term and shall not include any fringe benefits or any incidental rights or benefits that might be provided hereunder or might be made available to Davis as an employee of ANB.

           (h)   "Term" shall mean collectively the  Initial
Term and the Consulting Term and shall expire not later than ______(seven (7) years from the Effective Date).


                         SECTION TWO
                    EMPLOYMENT AND DUTIES

      ANB shall employ Davis as (i) Executive Vice President of ANB and Senior Vice President of American National on and as of the Effective Date and (ii) President and Chief Executive Officer of Mutual Mortgage upon its organization. In such capacities, he shall have the general responsibility to carry out the duties and obligations with respect to such offices as may be set forth in the Bylaws of ANB, American National, and Mutual Mortgage, respectively, to promote the business affairs and welfare of ANB, American National, and Mutual Mortgage, and to carry out such other duties and responsibilities consistent with the nature of such positions as may be assigned him from time to time by the Chief Executive Officer of ANB or the Board of Directors of ANB, American National, or Mutual Mortgage.

      Davis shall at all times abide by the policies and procedures of ANB, American National, and Mutual Mortgage as set forth in their respective policies and procedures manuals, rules of conduct, and as may be established from time to time by their respective Boards of Directors or senior management except to the extent that such policies or procedures are contradictory to the scope of the duties and obligations set forth herein.


                        SECTION THREE
                   EFFECTIVENESS AND TERM

      The Initial Term of Davis' employment hereunder shall commence on the Effective Date and shall continue, unless earlier terminated as provided in Sections Five or Eight of this Agreement, for a period of two (2) years thereafter.


                        SECTION FOUR
                  COMPENSATION AND BENEFITS

      During the Initial Term, ANB shall pay to Davis a Salary of One Hundred Ten Thousand Dollars ($110,000) per annum. Davis shall not receive any compensation or fees in addition to his Salary for serving as a member of the Board of Directors of either ANB, American National, or Mutual Mortgage, nor shall Davis be entitled to participate in the Cash Profit Sharing Bonus Plan of American National.

      In addition to the Salary, Davis shall be entitled to receive during the Initial Term the following benefits:

           (a) Until such time as Davis is eligible for benefits under Medicare, Davis shall be eligible to participate in the group health and major medical benefit plans made available to similarly positioned officers of American National.

          (b) Davis shall be eligible to participate in the 401(k) plan, the retirement plan, and the group life and disability plan of American National.

           (c) Davis shall have the right to the use of an automobile supplied by American National under the terms of its policy relating to bank vehicles.

          (d) Davis shall have the right to have reasonable expenses paid for him and his spouse to attend meetings that he has customarily attended of bankers' associations, including, but not limited to, meetings of the Virginia Bankers Association.


                        SECTION FIVE
                      SENIOR CONSULTANT

      At any time during the Initial Term, Davis shall have the right to elect to become a senior consultant to ANB for a term effective on the first calendar day of the month following such election and expiring on ___________ (seven
(7) years from the Effective Date). If Davis elects to become a senior consultant to ANB, he shall resign, upon the effectiveness of his election, all management positions with ANB, American National, and Mutual Mortgage.

       As a senior consultant, ANB shall pay Davis a Consulting Salary of Five Thousand Five Hundred Dollars ($5,500) per month. As a senior consultant, Davis shall not be entitled to receive any other compensation, fees, or other benefits, including the compensation, fees, and benefits described in Section Four of this Agreement, other than the benefit provided for in Section Four (a) of this Agreement, to which a full-time employee of ANB, American Nation, or Mutual Mortgage would otherwise be entitled.

      As a senior consultant, Davis shall carry out such advisory or consulting duties and responsibilities as may be requested of him from time to time by the Chief Executive
Officer of ANB or the Board of Directors of ANB.

      As a senior consultant, Davis agrees that he will not, without the prior written approval of the Board of Directors of ANB, serve in a management, policy making, consulting, or marketing capacity for any bank, savings and loan association, credit union, or other financial institution maintaining an office in any city or county in which ANB or any of its subsidiaries maintains a banking or banking-related office or in any city or county whose city or county limits are within fifty (50) miles of a city or county in which ANB or any of its subsidiaries maintains a banking or banking-related office. Davis acknowledges that the remedy at law for a breach of the covenant contained in this provision will be inadequate and that ANB shall be entitled to injunctive relief with respect to any such breach.


                         SECTION SIX
                     EXTENT OF SERVICES

      Davis agrees during the Term of this Agreement to devote his time, energy, and skills to the conduct of the business of ANB, American National, and Mutual Mortgage as shall be reasonably necessary to discharge and fulfill his responsibilities hereunder. Davis further agrees that during the Term of this Agreement, he will not engage in or otherwise be interested in, directly or indirectly, any other business or activity that is in competition with ANB, American National, or Mutual Mortgage or that would result in a conflict of interest with ANB, American National, or Mutual Mortgage.


                        SECTION SEVEN
                  CONFIDENTIAL INFORMATION

     Davis agrees that he shall hold in a fiduciary capacity for the benefit of ANB, American National, and Mutual Mortgage all secret and confidential information, knowledge, or data of ANB, American National, and Mutual Mortgage obtained by him during his employment, and he shall not, during the Term of this Agreement, or for a period of two
(2)  years  thereafter,  communicate  or  divulge  any  such information,  knowledge, or data to  any  person,  firm,  or corporation other than: (i) ANB, American National, or Mutual Mortgage; (ii) persons, firms, or corporations designated by ANB; (iii) in the execution of his duties hereunder; or (iv) as may be required by law or by any court of competent jurisdiction.

                        SECTION EIGHT
                  TERMINATION OF AGREEMENT

      Davis' employment hereunder may be terminated as follows:

          (a)  By mutual agreement between ANB and Davis;

          (b) Upon the death of Davis or by ANB on the 90th day after the commencement of any disability which prevents Davis from attending to the duties and responsibilities of his employment, or on any day thereafter so long as the disability continues;

          (c) By Davis upon at least 90 days' prior written notice to ANB;

           (d) By ANB upon 90 days' written notice to Davis prior to any anniversary date of the Effective Date;

           (e) By ANB for "cause" as hereinafter defined. "Cause" shall mean (i) conduct in connection with his employment hereunder amounting to fraud, dishonesty, or gross negligence in the performance of his responsibilities hereunder; (ii) a willful and intentional failure to make a good faith effort to execute or perform a legal and duly adopted directive consistent with his duties and responsibilities hereunder from the Chief Executive Officer of ANB or the Board of Directors of ANB; (iii) conviction of any felony or crime involving moral turpitude; or (iv) violation of any convenant or obligation of this Agreement; or

           (f) By ANB if so ordered by any bank regulatory authority or any court of law, or if any bank regulatory authority or court of law enters an order or directive requesting or mandating the suspension or removal of Davis from his position as an officer or employee of ANB, American National, or Mutual Mortgage.


                        SECTION NINE
                    EFFECT OF TERMINATION

      The termination of Davis' employment hereunder as provided in Section Eight above shall have the following consequences:

           (a)   If  pursuant to Section Eight (a)  of  this
Agreement, ANB shall continue to compensate Davis in such amount and for such period as may be mutually agreed between ANB and Davis.

           (b) If pursuant to Section Eight (b) of this Agreement, the death or disability benefits provided to Davis, together with such other incidental benefits that may be made available to him or to which he may be entitled shall be paid in accordance with the terms and provisions of such benefit plans.

           (c)   If pursuant to Sections Eight (c), (e),  or
(f) of this Agreement, ANB shall continue to pay Davis his Salary or Consulting Salary through the date upon which such termination becomes effective.


           (d) If pursuant to Section Eight (d) of this Agreement, ANB shall continue to pay Davis his Salary or Consulting Salary throughout the period of time remaining on the term of this Agreement and Davis shall be entitled to receive such additional benefits to which he would otherwise have been entitled during the Initial Term or the Consulting Term pursuant to Sections Four and Five of this Agreement had his employment not been terminated by ANB. ANB may elect to satisfy this Salary or Consulting Salary obligation by a lump sum payment to Davis if it so desires. Further, in the event Davis subsequently violates the provisions of the last paragraph of Section Five or Section Seven of this Agreement, ANB may at its option terminate its obligation to pay the Salary or the Consulting Salary required hereby. .

            (e) If pursuant to any of the provisions described in Section Eight of this Agreement, Davis shall be entitled to all rights and benefits under any ANB plans in which his interest is "vested" as described in such plan or to which he may be entitled as a matter of law.

                         SECTION TEN
                   SUPPLEMENTAL RETIREMENT

      In the event (i) the Initial Term of Davis' employment hereunder shall expire in accordance with the terms of Section Three of this Agreement on the second anniversary of the Effective Date, (ii) Davis has not elected to become a senior consultant pursuant to the terms of Section Five of this Agreement prior to the expiration of the Initial Term of Davis' employment hereunder, and (iii) ANB or American National continues to employ Davis as a full-time employee, ANB or American National, as appropriate, will enter into an Executive Compensation Continuation Agreement with Davis pursuant to which Davis will receive, commencing at his retirement at age 65 for a period of ten (10) years thereafter, an amount equal to the product of (i) $2,000 and
(ii)  the number of full years, subject to a maximum of five
(5) years, that Davis works as a full-time employee of ANB or American National after the second anniversary of the Effective Date. The payments provided for under this Section Ten will be in addition to any other retirement or other benefits that may be made available to Davis or to which he may be entitled in accordance with the terms and provisions of such benefit plans.


                       SECTION ELEVEN
                        MISCELLANEOUS

      (a) Any notice or communication between the parties hereto relating to this Agreement shall be in writing and shall be personally delivered or mailed by first-class or certified mail, postage prepaid, or by any other reasonable method of delivery. Notices shall be addressed as follows:

          To Davis:           ______________________
                              ______________________
                              ______________________

          To ANB or
          American National:   Charles H. Majors
                               President and Chief Executive Officer
                               American  National Bankshares Inc.
                               628 Main Street
                               Danville, Virginia  24541

or to such other address as the parties may designate in writing.

           (b) The waiver by either party to this Agreement of a breach by the other party of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

           (c) If any clause or any other portion of this Agreement is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Agreement, all of which shall remain in full force and effect.

           (d) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of an be enforceable by the heirs, executors, administrators, successors (including any successor to ANB or American National), and assigns of the parties hereto.

            (e) This Agreement constitutes the entire Agreement between the parities with respect to the subject matter hereof and supersedes any prior agreements or understandings between the parties with respect to such subject matter, including, but not limited to, that certain Employment Agreement dated October 1, 1986, as amended, between Davis and Mutual. No modification or amendment of this Agreement shall be effective unless in writing and signed by both parties hereto.

           (f) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

           (g) This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto.


      IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement in duplicate with each party retaining an executed copy as of the date first above written.


                         ___________________________
                         H. Dan Davis


                         AMERICAN NATIONAL BANKSHARES INC.


                         By:__________________________
                            Charles H. Majors
                            President and Chief Executive Officer
ATTEST:

By:  _______________________
     David Hyler
     Corporate Secretary

[CORPORATE SEAL]

                         AMERICAN NATIONAL BANK
                            AND TRUST COMPANY


                         By:__________________________
                            Charles H. Majors
                            President  and  Chief  Executive
Officer
ATTEST:

By:  _______________________
     David Hyler
     Corporate Secretary

[ASSOCIATION SEAL]


                    OPINION OF MUTUAL COUNSEL


       This opinion is delivered pursuant to Section 9.2(f) of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

       1. Mutual is a federally chartered stock savings bank duly organized and validly existing under the Laws of the United States with full authority to own the properties owned by it and to carry on the business in which it is engaged as described in the Joint Proxy Statement used to solicit the approval by the shareholders of Mutual of the transactions contemplated by the Agreement and the Plan of Merger. The deposits of Mutual are insured by the FDIC to the extent provided by Law.

       2.  The  authorized  capital stock of Mutual  consists  of
(i) 7,500,000 shares of Mutual Common Stock, of which _________ shares were issued and outstanding as of _________, 1995, and
(ii) 2,500,000 shares of Mutual Preferred Stock, of which no shares are issued and outstanding. The shares of Mutual Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued, and are fully paid and nonassessable. To the best of our knowledge, there are no options, subscriptions, warrants, calls, rights, or commitments obligating Mutual to issue any equity securities or acquire any of its equity securities other than as disclosed in the Joint Proxy Statement.

       3. The execution and delivery of the Agreement and the Plan of Merger and compliance with their respective terms do not and will not violate or contravene: (i) any provision of the Charter or Bylaws of Mutual or (ii) to the best of our knowledge but without any independent investigation, any order, judgment, or decree to which Mutual is a party or by which Mutual is bound.

       4. In accordance with the Bylaws of Mutual and pursuant to resolutions duly adopted by its Board of Directors and shareholders, the Agreement and the Plan of Merger have been duly adopted and approved by the Board of Directors of Mutual and by the shareholders of Mutual at the Mutual Shareholders' Meeting.

        5. To the best of our knowledge, all proceedings required by Law or by provisions of the Agreement or the Plan of Merger to be taken by Mutual in connection with the due consummation of the transactions contemplated by the Agreement and the Plan of Merger have been duly and validly taken.

       6. The Agreement and the Plan of Merger have been duly and validly executed and delivered by Mutual and, assuming valid authorization, execution, and delivery by ANB, constitute valid and binding agreements of Mutual enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar Laws affecting the enforcement of creditors' rights generally or the right of creditors of an insured depository institution or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law and, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.





                    OPINION OF ANB COUNSEL


       This opinion is delivered pursuant to Section 9.3(d) of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

        1. ANB is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Virginia with full corporate power and authority to carry on the business in which it is engaged as described in Joint Proxy Statement used to solicit the approval by the shareholders of ANB of the Articles of Incorporation Amendment contemplated by the Agreement, and to own the properties owned by it.

       2. American National is a national banking association duly organized and validly existing under the Laws of the United States with all requisite power and authority to carry on the business in which it is engaged as described in the Joint Proxy Statement, and to own the properties owned by it. The deposits of American National are insured by the FDIC to the extent provided by Law.

       3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene: (i) any provision of the Articles of Incorporation or Bylaws of ANB or (ii) to our knowledge but without any independent investigation, any order, arbitration award, judgment, or decree to which ANB is a party or by which ANB is bound. The execution and delivery of the Plan of Merger and compliance with its terms do not and will not violate or contravene: (i) any provision of the Articles of Association or Bylaws of American National or (ii) to our knowledge but without any independent investigation, any order, arbitration award, judgment, or decree to which American National is a party or by which American National is bound.

       4. In accordance with the Bylaws of ANB and pursuant to resolutions duly adopted by its Boards of Directors, the Agreement has been duly adopted and approved by the Board of Directors of ANB. In accordance with the Bylaws of American National and pursuant to resolutions duly adopted by its Boards of Directors, the Plan of Merger has been duly adopted and approved by the Board of Directors of American National.

       5. All proceedings required by Law or by provisions of the Agreement or the Plan of Merger to be taken by ANB or American National in connection with the due consummation of the transactions contemplated by the Agreement or the Plan of Merger have been duly and validly taken.

       6. The Agreement and the Plan of Merger have been duly and validly executed and delivered by ANB and American National, respectively, and assuming valid authorization, execution, and delivery by Mutual, constitute valid and binding agreements of ANB and American National, respectively, enforceable in accordance with each of their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar Laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.